UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2014
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(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 18, 2014, the Compensation Committee of the Board approved the performance measures for fiscal year 2014 under the Company’s Executive Incentive Compensation Plan (“EIC Plan”). The Company’s executives, including the named executive officers, have the potential to earn incentive compensation under the EIC Plan. The cash-incentive bonus opportunity for each participant varies depending upon the position held and ranges from 4% to 130% of the participant’s base salary earned during the year. The threshold, target and maximum bonus potentials for the participants consist of the following:

Position	Threshold	Target	Maximum
Chief Executive Officer	4%	78%	130%
CFO; Sr. VP, Corporate General Counsel; Chief Commercial Officer; Subsidiary President	4%	60%	100%
Vice President; Subsidiary Vice President	4%	48%	80%

The Compensation Committee determines the performance measures, and the extent of the achievement thereof, for the Chief Executive Officer and the other executives, although the latter are determined in consultation with the Chief Executive Officer.

Joseph C. Hete, the Company's President and Chief Executive Officer, Quint O. Turner, the Company's Chief Financial Officer, W. Joseph Payne, the Company's Senior Vice President, Corporate General Counsel and Secretary, and Richard F. Corrado, the Company's Chief Commercial Officer, are participants in the EIC Plan at the levels reflected in the table above. For fiscal year 2014, 80% of their bonus opportunity will be based upon the level of achievement of net income targets established by the Compensation Committee, and 20% of their bonus opportunity will be based upon the level of achievement of strategic objectives, as determined in accordance with the preceding paragraph.

The foregoing description of the EIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the EIC Plan, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K, dated and filed with the Securities and Exchange Commission on March 18, 2013, and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	February 24, 2014